Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229419) of MOGU Inc. of our report dated June 28, 2019 relating to the financial statements, which appears in this Amendment to the Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

July 3, 2019